Exhibit (d)(13)

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

Dated as of February 10, 2025

GRANITESHARES ETF TRUST	and	GRANITESHARES ADVISORS LLC

(PARTY A)		(PARTY B)

Party A and Party B have previously entered into that an Investment Advisory Agreement (“The Agreement”) dated May 17, 2024. The parties have now agreed to amend the Agreement by this Amendment (this “Amendment”) with effect from the date first written above.

Accordingly, the parties agree as follows:-

1.	Amendment of Appendix A. Appendix A of the Agreement is amended and restated in its entirety and replaced with Appendix A attached hereto. Each entity listed on the attached Appendix A, a separate portfolio under the Agreement.

2.	Representations.

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment

4.	Miscellaneous.

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)	Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect.

(d)	Counterparts. This Amendment may be executed and delivered in counterparts (including by e-mail or facsimile transmission), each of which will be deemed an original.

(e)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

GRANITESHARES ETF TRUST		GRANITESHARES ADVISORS LLC

By:	/s/ William Rhind	By:	William Rhind

Name:	William Rhind	Name:	William Rhind

Title:	President GraniteShares ETF Trust	Title:	CEO GraniteShares Advisors LLC

Date:	February 10, 2025	Date:	February 10, 2025

APPENDIX A

REVISED FUND NAMES

Prior Fund Name	New Fund Name
GraniteShares 1x Short COIN Daily ETF	GraniteShares 2x Short COIN Daily ETF
GraniteShares 1.25x Short TSLA Daily ETF	GraniteShares 1x Short TSLA Daily ETF
GraniteShares 1x Short AMC Daily ETF	GraniteShares 2x Long AMC Daily ETF
GraniteShares 1x Short ARM Daily ETF	GraniteShares 2x Long ARM Daily ETF
GraniteShares 1x Short GME Daily ETF	GraniteShares 2x Long GME Daily ETF
GraniteShares 1x Short MSTR Daily ETF	GraniteShares 2x Long MSTR Daily ETF

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